UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2004

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Item 5. Other Events and Required FD Disclosure.

On June 16, 2004, the Registrant issued a press release pursuant to Rule 135c announcing its plans to sell $40 million of trust preferred securities, to be issued by its newly formed subsidiary, TAYC Capital Trust II, in a private placement, scheduled to close on June 17, 2004.

This press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

  Exhibits

99.1 Press Release dated June 16, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2004

TAYLOR CAPITAL GROUP, INC.

By:	/s/ JEFFREY W. TAYLOR
Jeffrey W. Taylor
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 16, 2004.